Exhibit 10.7

First Amendment to the Executive Employment Agreement

This First Amendment (the “Amendment”) to the Executive Employment Agreement dated August 12, 2013 (the “Agreement”), by and between ShoreTel, Inc., a Delaware corporation (“ShoreTel”) and Donald Joos (the “Executive”) is effective as of the last date set forth in the signature block below (the “Effective Date”). Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Agreement.

The parties hereby agree to amend and restate Section 7.3.1 of the Agreement in its entirety to read as follows:

“7.3.1 Executive shall receive an amount equal to twenty-four (24) months of Executive’s Base Salary, payable in one lump sum.”

This Amendment may be executed in any number of counterparts (including by facsimile), and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Amendment to the extent signed and delivered by means of digital imaging and electronic mail or a facsimile machine, shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Executive /s/ Donald Joos Donald Joos June 1, 2016 Date	ShoreTel, Inc. By: /s/ Chuck Kissner Name: Chuck Kissner Title: Chairperson of the Board May 31, 2016 Date